EXHIBIT 16


         Aaron Stein
Certified Public Accountant
                                                               PO Box 406
                                                              981 Allen Lane
                                                             Woodmere, NY 11598
                                                               516-569-0520


April 17, 2007


U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549


On April 17, 2007, this firm received a copy of Form 8-K, Current Report to be filed by Tilden Associates, Inc. (SEC File # 000-30754, CIK # 000-1027484), reporting an event dated March 21, 2007. I have reviewed Item 4 (a) - Changes in Registrant's Certifying Public Accountant included in Form 8-K.

I have no comments or disagreements with the statements made therein, except that I am not in a position to agree or disagree with Tilden Associates. Inc's statement that the decision to change accountants was approved by its Board of directors.



Yours Truly

/s/ Aaron Stein, CPA